UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 3, 2006

FIRSTPLUS Financial Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-27750	75-2561085
(Commission File Number)	(IRS Employer Identification No.)

5100 North O'Connor Blvd., 6th Floor

Irving, Texas

75039

(Address of Principal Executive Offices)	(Zip Code)

(214) 496-1266

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities..

In connection with implementing the settlement of the claims of the holders of the Company's 7.25% Convertible Subordinated Notes due 2003, the United States Bankruptcy Court, Northern District of Texas, Dallas Division (the "Court"), approved an exchange of the notes for certificated interests representing direct obligations under the plan of reorganization. The bondholders received an instrument representing the right to receive an assignment of 25% of the FPFG Intercompany Claim, permitting the bondholders to become a direct beneficiary of the Creditor Trust, and an agreement to instruct the Creditor Trust to make two payments to the bondholders of $1,428,000 based on certain conditions. The bondholder settlement was consummated in June 2001. Two of the bondholders, including Deephaven Capital Management, also received agreements allowing them to convert portions of their new interest into an aggregate of 5,555,000 shares of the Company's common stock. On August 3, 2006, pursuant to Section 3(a)(9) under the Securities Act of 1933, the Company issued 2,905,000 shares of its common stock to Deephaven Capital Management upon conversion of 58,100 Units of the certificated interests. As a result, the conversion rights relating to the certificated interests have been exercised in full.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2006	FIRSTPLUS FINANCIAL GROUP, INC.

By:	/s/ Jack (J.D.) Draper
Jack (J.D.) Draper
President